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New World Fund, Inc.
333 South Hope Street
Los Angeles, California 90071-1406
Phone (213) 486 9200


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



ROBERT W. LOVELACE, President and PEO, and R. MARCIA GOULD, Treasurer of New World Fund, Inc., (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended October 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                 Principal Financial Officer

NEW WORLD FUND, INC.                        NEW WORLD FUND, INC.


/s/ Robert W. Lovelace                      /s/ R. Marcia Gould
Robert W. Lovelace, President               R. Marcia Gould, Treasurer

Date: January 7, 2005                       Date: January 7, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to NEW WORLD FUND, INC. and will be retained by NEW WORLD FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.